Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated August 8, 2025, except for Note 14, as to which the date is March 13, 2026, with respect to the financial statements of Starton Holdings Inc. (F/K/A Starton Therapeutics) included in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ CPAs P.C.

New York, NY

March 13, 2026